Exhibit 10.2

AMENDMENT NO. 1

TO

CORE-MARK HOLDING COMPANY, INC.

2019 LONG-TERM INCENTIVE PLAN

September 1, 2021

WHEREAS, Performance Food Group Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of May 17, 2021 (together with all schedules and exhibits thereto, the “Merger Agreement”), by and among the Company, Longhorn Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Longhorn Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”), and Core-Mark Holding Company, Inc., a Delaware corporation (“Core-Mark”), pursuant to which, effective as of the closing of the transactions contemplated by the Merger Agreement, (i) Merger Sub I will merge with and into Core-Mark (the “First Merger” and, such time, the “First Effective Time”) with Core-Mark continuing as the surviving corporation of the First Merger and a wholly owned subsidiary of the Company, (ii) promptly after the First Merger, Core-Mark will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving company of the Second Merger and a wholly owned subsidiary of the Company, and (iii) at the First Effective Time, each share of common stock, par value $0.01 per share, of Core-Mark (the “Core-Mark Common Stock”) issued and outstanding immediately prior to the First Effective Time (other than any shares of Core-Mark Common Stock owned by Core-Mark, the Company, Merger Sub I or Merger Sub II and any shares of Core-Mark Common Stock as to which appraisal rights have been properly exercised) will be automatically canceled and converted into the right to receive (i) 0.44 validly issued, fully paid and nonassessable shares of the Common Stock of the Company and (ii) $23.875 in cash, without interest;

WHEREAS, the Board of Directors of the Company (the “Board”) approved the assumption and sponsorship of the Core-Mark Holding Company, Inc. 2019 Long-Term Incentive Plan (the “Assumed 2019 Plan”) effective as of the First Effective Time; and

WHEREAS, Section 16.2 of the Assumed 2019 Plan generally provides that the Board may amend the Assumed 2019 Plan subject to the terms and conditions therein.

NOW, THEREFORE, the Company hereby amends the Assumed 2019 Plan as follows (this “Amendment”), which Amendment shall become effective only upon the occurrence of the Effective Time and shall be null and void in the event that the Merger is not consummated:

1.	Section 1 (“Purpose”) is hereby deleted in its entirety and replaced as follows:

The purpose of the Core-Mark Holding Company, Inc. 2019 Long-Term Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

Performance Food Group Corporation, a Delaware corporation (“PFG”), assumed the Plan effective as of September 1, 2021 and in connection with the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 17, 2021 (together with all schedules and exhibits thereto, the “Merger Agreement”), by and among PFG, Longhorn Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of PFG (“Merger Sub I”), Longhorn Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”), and Core-Mark Holding Company, Inc., a Delaware corporation (“Core-Mark”), pursuant to which, effective as of the closing of the transactions contemplated by the Merger Agreement, (i) Merger Sub I merged with and into Core-Mark (the “First Merger” and, such time, the “First Effective Time”) with Core-Mark continuing as the surviving corporation of the First Merger and a wholly owned subsidiary of the Company, (ii) promptly after the First Merger, Core-Mark merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving company of the Second Merger and a wholly owned subsidiary of the Company, and (iii) at the First Effective Time, each share of common stock, par value $0.01 per share, of Core-Mark (the “Core-Mark Common Stock”) issued and outstanding immediately prior to the First Effective Time (other than any shares of Core-Mark Common Stock owned by Core-Mark, the Company, Merger Sub I or Merger Sub II and any shares of Core-Mark Common Stock as to which appraisal rights have been properly exercised) was automatically canceled and converted into the right to receive (i) 0.44 validly issued, fully paid and nonassessable shares of the Common Stock of the Company and (ii) $23.875 in cash, without interest.

Notwithstanding any provision of the Plan to the contrary, no Awards shall be granted under the Plan on or following the Effective Time.

2.	Section 2 (“Definitions”) is hereby amended by replacing the definition of “Company” as follows:

“Company” means, prior to the prior to the First Effective Time, Core-Mark, and, on or following the First Effective Time, PFG.

3.	Except as amended hereby, the Plan shall remain in full effect.